      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 1999


                                                      REGISTRATION NO. 333-74777
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4
                                       TO
                                    FORM S-1

                            ------------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                 ONLINE RESOURCES & COMMUNICATIONS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             7389                           52 162 3052
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)
                                          7600 COLSHIRE DRIVE
                                         MCLEAN, VIRGINIA 22102
                                             (703) 394-5100

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               MATTHEW P. LAWLOR
                 ONLINE RESOURCES & COMMUNICATIONS CORPORATION
                              7600 COLSHIRE DRIVE
                             MCLEAN, VIRGINIA 22102
                                 (703) 394-5100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

   JOSEPH G. PASSAIC, JR., ESQ.          MARK J. WISHNER, ESQ.               BART FRIEDMAN, ESQ.
      MARY M. SJOQUIST, ESQ.        MICHAELS, WISHNER & BONNER, P.C.       CAHILL GORDON & REINDEL
         PATTON BOGGS LLP            1140 CONNECTICUT AVENUE, N.W.,             80 PINE STREET
        2550 M STREET, NW                      SUITE 900                   NEW YORK, NEW YORK 10005
       WASHINGTON, DC 20037               WASHINGTON, DC 20036                  (212) 701-3000
          (202) 457-6000                     (202) 223-5000

                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                             -------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ---------------------

    If the Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ---------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Online Resources & Communications Corporation (the "Registrant") estimates that expenses (other than underwriting discounts and commissions) in connection with the offering described in this Registration Statement will be as set forth in the following table. All amounts shown are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.


Securities and Exchange Commission registration fee.........    $ 12,884
National Association of Securities Dealers, Inc. filing
  fee.......................................................       5,134
Nasdaq National Market listing fees.........................      78,875
Printing and engraving expenses.............................     225,000
Accountants' fees and expenses..............................     300,000
Legal fees and expenses.....................................     250,000
Fees and expenses for qualifications under state securities
  laws (including legal fees)...............................       5,000
Transfer agent fees.........................................       3,500
Miscellaneous...............................................      19,607
                                                                --------
          Total.............................................    $900,000
                                                                ========



ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


In accordance with General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles TENTH and ELEVENTH of the Registrant's Certificate of Incorporation provide as follows:

TENTH:

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter and "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH: A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

The underwriting agreement to be filed as Exhibit 1.1 to the Registration Statement provides for indemnification by the underwriters of Online Resources and its directors and certain officers, and by Online Resources of the underwriters, for certain liabilities arising under the Securities Act or otherwise.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

In accordance with Item 701 of Regulation S-K, the following information is presented with respect to securities sold by the Registrant within the past three years which were not registered under the Securities Act.

     (i) 1995 Convertible Note Financing.

     (a) Between November, 1995 through April, 1996, the Registrant sold $1.18 million of 10% Convertible Notes due on December 31, 1997 convertible at $7.72 per share along with approximately 46,000 detachable warrants expiring on December 31, 2000, exercisable at $7.72 per share.

     (b) The notes and warrants were sold to individuals, all of whom qualified as accredited investors within the meaning of Regulation D promulgated under the Securities Act.

     (c) The notes and warrants were sold for a total aggregate consideration of $1.18 million.

     (d) Based upon representations of the purchasers of the notes and warrants, the notes and warrants were offered and sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act and in compliance with Rules 502 and 506 of Regulation D promulgated thereunder.

     (e) Not applicable.

     (f) Not applicable.

     (ii) 1996 Convertible Note Financing.

     (a) On May 8, 1996, the Registrant sold $3 million of 10% Convertible Notes due June 30, 1999 with 0.4 million detachable warrants expiring on April 30, 2001, exercisable at $7.01 per share. The conversion price of the notes has been established under a formula at $8.42 per share. Thereafter, through the remainder of 1996, the Registrant sold $0.3 million of additional notes and holders of $1.1 million of the notes due on December 31, 1997 exchanged their notes along with the detachable warrants issued in conjunction with such notes for the notes due June 30, 1999 and the detachable warrants issued with such notes. Therefore, a total of 0.6 million warrants were issued with the notes due June 30, 1999.

     (b) The initial $3.0 million of the notes with warrants were sold to venture capital funds each of which constituted an accredited investor within the meaning of Regulation D under the Securities Act. All additional notes with their detachable warrants were issued to individuals, all of whom qualified as accredited investors within the meaning of Regulation D under the Securities Act.

     (c) The Company raised $3.3 million of additional capital from the sale of the notes and converted approximately $1.1 million of the notes due on December 31, 1997 for the notes due on June 30, 1999.

     (d) Based upon representations of the purchasers of the notes and accompanying warrants, the notes and such warrants were offered and sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act and in compliance with Rules 502 and 506 of Regulation D promulgated thereunder.

     (e) Not applicable.

     (f) Not applicable.

     (iii) 1996 Series B Convertible Preferred Stock Financing.

     (a) Commencing in November, 1996 through January, 1997, the Registrant sold 10,050 shares of $.01 par value Series B Convertible Preferred Stock ("Series B preferred stock"). The conversion price was tied to certain future events subject to a minimum price of $8.42 and a maximum price of $16.83 per share.

     (b) The shares of Series B preferred stock were sold to individuals, all of whom qualified as accredited investors within the meaning of Regulation D promulgated under the Securities Act.

     (c) The Registrant raised a total of $1 million from the sale of shares of Series B preferred stock.

     (d) Based upon representations of the purchasers of the shares of Series B preferred stock, such shares were offered and sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act and in compliance with Rules 502 and 506 promulgated thereunder.

     (e) Not applicable.

     (f) Not applicable.

     (iv) 1997 Note Financings.

     (a) From January, 1997 through May, 1997, the Registrant sold 8% short term notes having an aggregate face amount of $3.3 million which were automatically convertible into equity securities to be issued in the registrant's subsequent financing.

     (b) The notes were sold to individuals and others, all of whom qualified as accredited investors within the meaning of Regulation D promulgated under the Securities Act.

     (c) The Registrant raised $3.3 million from the sale of the Notes.

     (d) Based upon representations of the purchasers of the notes, such notes were offered and sold in reliance upon an exemption from registration under
     Section 4(2) of the Securities Act and in compliance with Rules 502 and 506 promulgated thereunder.

     (e) Not applicable.

     (f) Not applicable.

     (v) 1997 Series C Convertible Preferred Stock Financing.

     (a) Effective as May 30, 1997, the Registrant sold 77,500 shares of $.01 par value Series C Convertible Preferred Stock ("Series C Preferred Stock") along with approximately 368,000 detached warrants expiring on June 1, 2002 exercisable at $8.42 per share. The Series C Preferred Stock was convertible at a rate of $8.42 per share. Additionally, 33,272 shares were issued in exchange for $3 million of the notes due on June 30, 1999. After such initial sale, the holders of the Series B Preferred Stock and the convertible notes due June 30, 1999 were provided the right to exchange their notes and shares for shares of Series C Preferred Stock and the warrants issued in conjunction therewith. The short term notes issued between January and May were also exchanged. As a result of these exchanges an additional 56,321 shares of Series C Preferred Stock and approximately .26 million warrants were issued.

     (b) The shares were sold to individuals and institutional investors, all of whom were accredited investors within the meaning of Regulation D promulgated under the Securities Act.

     (c) The initial 77,500 shares of Series C Preferred Stock which were issued were sold to institutional investors, consisting of venture capital funds and a strategic investor, all of whom qualified as accredited investors within the meaning of Regulation D promulgated under the Securities Act.

     (d) Based upon representations of the purchasers of the shares of Series C Preferred Stock and warrants issued in conjunction therewith, such shares and warrants were offered and sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act and in compliance with Rules 502 and 506 of Regulation D promulgated thereunder.

     (e) Not applicable.

     (f) Not applicable.

     (vi) 1997 Equipment Lease Facility.

     (a) On June 3, 1997, the Registrant sold a $2 million 9% Senior Secured Equipment Note due on June 1, 2001, along with detachable warrants for 10,500 shares of Series C Preferred Stock expiring on June 3, 2002, exercisable at $100 per share.

     (b) Dominion Fund IV, a Delaware limited partnership, purchased the notes and warrants.

     (c) The Registrant received an initial draw of $1.5 million upon the sale of the note and has subsequently drawn an additional $.4 million under the note.

     (d) Dominion Fund IV qualifies as an accredited investor within the meaning of Regulation D promulgated under the Securities Act and, therefore, the notes and warrants sold to Dominion Fund IV were sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act and in compliance with the Rules 502 and 506 promulgated under Regulation D.

     (e) Not applicable.

     (f) Not applicable.

     (vii) March 31, 1998 Note Financing.

     (a) On March 31, 1998, the Registrant issued a $6 million 12.75% secured promissory note due on March 30, 2003 with up to 222,765 detachable warrants expiring on May 31, 2003, exercisable at $8.42 per share.

     (b) Sirrom Capital Corporation purchased the notes and warrants.

     (c) The Registrant netted $5.13 million from the sale of the note after the escrow of the first year's interest due under the note of $765,000 and the payment of certain expenses.

     (d) Sirrom Capital Corporation qualifies as an accredited investor within the meaning of Regulation D promulgated under the Securities Act and, therefore, the notes and warrants sold to Sirrom Capital Corporation were sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act and in compliance with the Rules 502 and 506 promulgated under Regulation D.

     (e) Not applicable.

     (f) Not applicable.

     (viii) June 30, 1998 Note Financing.

     (a) On June 30, 1998, the Registrant issued a $2 million 12.75% secured promissory note due on March 30, 2003 with up to 163,955 detachable warrants expiring on May 31, 2003 exercisable at $8.42 per share.

     (b) Sirrom Capital Corporation purchased the note along with the warrants.

     (c) After escrow of the first year's interest due under the note of $255,000 and payment of certain expenses, the Registrant received $1.7 million upon the sale of the note.

     (d) Sirrom Capital Corporation qualifies as an accredited investor within the meaning of Regulation D promulgated under the Securities Act and, therefore, the notes and warrants sold to Sirrom Capital Corporation were sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act and in compliance with the Rules 502 and 506 promulgated under Regulation D.

     (e) Not applicable.

     (f) Not applicable.

     (ix) 1998-1999 Series C Convertible Preferred Stock Financing.


     (a) Between December 1998 and March 1999, the Registrant issued an additional 102,632 shares of Series C Preferred Stock and contingent warrants expiring in December 31, 2003 exercisable at $8.42 per share.



     (b) The shares were issued to accredited investors within the meaning of Regulation D. Of the aggregate 102,632 shares of Series C Preferred Stock, 51,560 shares were issued in December 1998 and 51,072 shares were issued during January 9, 1999 through March 10, 1999. The following table presents information regarding the issue date and number of shares for those investors who purchased shares in 1999.



                                                                          NUMBER OF SHARES OF
                                                                ISSUE          SERIES C
                        SHAREHOLDER                             DATE        PREFERRED STOCK
                        -----------                             -----     -------------------
Heckman, Stanley...........................................     1/9/99           1,000
Waterman, Richard M........................................     1/9/99           1,000
Gillon, Peter..............................................    1/11/99           1,000
Kaplan, Warren.............................................    1/11/99             250
Stopak, Carolyn............................................    1/11/99             250
Sumberg, Steven M..........................................    1/12/99           2,500
Muse, Robert Edward Sr.....................................    1/12/99             750
Kaufman, Mark..............................................    1/19/99           3,500
Grodsky, Richard...........................................    1/19/99           1,800
Duncan Family Trust Dated 6/23/93..........................    1/19/99             750
Romeo, John J. Jr..........................................    1/19/99             540
Applebaum, Herbert Children's Trust Dated 10/9/86..........    1/19/99             500
Buc, Lawrence G............................................    1/19/99             500
Applebaum, Robert..........................................    1/19/99             250

                                                                          NUMBER OF SHARES OF
                                                                ISSUE          SERIES C
                        SHAREHOLDER                             DATE        PREFERRED STOCK
                        -----------                             -----     -------------------
Drucker Family Trust Dated 10/29/87........................    1/19/99             500
Ryback, Ralph..............................................    1/19/99             500
Shangraw, R.F. Jr..........................................    1/19/99             500
Steckler, J................................................    2/12/99             500
Cahill, R. Jr..............................................    2/22/99           4,250
Pank, T....................................................    2/22/99             500
Fingerhut, B...............................................    2/25/99           1,000
Weaver, Lizabeth B.........................................    2/25/99             900
Snodgrass, F...............................................    2/25/99             300
Swan, Helen Snodgrass......................................    2/25/99             200
Vietor, T. III.............................................    2/25/99             500
Boyle, R...................................................    2/25/99             300
Boyle, R...................................................    2/25/99             200
Interfin Group Inv.........................................    2/25/99             135
Interplacement Inv.........................................    2/25/99             135
Boyle, R...................................................    2/25/99             100
Aachen Syndicate...........................................    2/26/99           2,000
Leiber, I & Brown, A.......................................    2/26/99           1,000
Sadaka, J..................................................    2/26/99           1,000
Woodland Partners..........................................    2/26/99           1,000
Johnson, T.................................................     3/1/99           1,000
Landry, B..................................................     3/1/99             400
Weaver Capital.............................................     3/2/99           1,730
Fox, J.....................................................     3/2/99             200
Cusick, M..................................................     3/4/99             300
Hockman, H.................................................     3/4/99             250
Cusick, Isabel G...........................................     3/4/99              50
Cusick, Theodore P.........................................     3/4/99              50
Peabody, Barbara W.........................................     3/4/99             100
25 Broadway Realty.........................................     3/5/99           2,500
Newton, H..................................................     3/5/99           2,500
Friesen, G.................................................     3/5/99           1,000
Rybeck, D..................................................     3/5/99             500
Spalluto, E................................................     3/5/99             500
Healey, J..................................................     3/5/99             300
Liftin, J..................................................     3/5/99             500
Mather Associates..........................................     3/8/99           1,500
Apex Investment Fund III, L.P..............................    3/10/99           2,343
Apex Strategic Partners, L.L.C.............................    3/10/99           2,038
Gordan, Cam................................................    3/10/99           1,000
Gordan, Michael & Rene.....................................    3/10/99           1,000
Gordon & Associates........................................    3/10/99             500
Drefus Family Fund.........................................    3/10/99             500
Apex Strategic Partners....................................    3/10/99             157
Davis, B...................................................    3/10/99              44


     (c) The Registrant received $10.3 million from the sale of the shares.

     (d) Based upon representations of the purchasers of the shares of Series C Preferred Stock and warrants issued in conjunction therewith, such shares were sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act and in reliance on Rules 502 and 506 of Regulation D promulgated thereunder.

     (e) Not applicable.

     (f) Not applicable.

ITEM 16.  EXHIBITS

The exhibits and financial statement schedules filed as a part of the Registration Statement are as follows:


(a)        List of Exhibits
1.1*       Form of Underwriting Agreement
3.1*       Form of Amended and Restated Certificate of Incorporation of
           Online Resources & Communications Corporation
3.2*       Form of Amended and Restated Bylaws of Online Resources &
           Communications Corporation
4.1*       Specimen of Common Stock Certificate of Online Resources &
           Communications Corporation
4.2*       Form of warrants issued in 1995 in conjunction with bridge notes
4.3*       Form of warrants issued in 1995 and 1996 to purchasers of
           notes due December 31, 1997
4.4*       Form of warrants issued to purchasers of senior notes due
           June 30, 1999
4.5*       Form of warrants issued to purchasers of Series C preferred stock in 1997
4.6*       Form of warrants issued to Dominion Fund IV
4.7*       Form of warrants issued in 1998 to Sirrom Capital
           Corporation
4.8*       Form of warrants issued to purchasers of Series C preferred stock in 1998 and 1999
4.9*       Form of warrants issued to placement agents
4.10*      Registration Rights Agreement for purchasers of common stock in 1995
4.11*      Registration Rights Agreement for purchasers of Series C
           preferred stock and Sirrom Capital Corporation
5.1*       Opinion of Patton Boggs LLP regarding legality
10.1*      Lease Agreement for premises at 7600 Colshire Drive, McLean,
           Virginia
10.2*      Online Resources & Communications Corporation 1989 Stock
           Option Plan
10.3*      Loan Agreement dated June 3, 1997 with Dominion Fund IV
10.4*      Security Agreement Dated June 3, 1997 with Dominion Fund IV
10.5*      Loan Agreement dated March 31, 1998 and amendment thereto
           with Sirrom Capital Corporation
10.6*      Security Agreement dated March 31, 1998 with Sirrom Capital
           Corporation
10.7*      Form of Stock Option Plan
23.1*      Consent of Ernst & Young LLP, Independent Auditors
23.2*      Consent of Patton Boggs LLP (included in Exhibit 5.1)
24.1*      Powers of Attorney
27.1*      Financial Data Schedule


------------------

* Previously filed

(b)    Financial Statement Schedule

Schedule II -- Valuation and Qualifying Account and Reserve is included in this Registration Statement beginning on Page II-9.

ITEM 17.  UNDERTAKINGS

The Registrant hereby undertakes:

     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (2) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, State of Virginia, on June 2, 1999.


                                        ONLINE RESOURCES & COMMUNICATIONS
                                        CORPORATION

                                        By: /s/     MATTHEW P. LAWLOR
                                         ---------------------------------------
                                          Name: Matthew P. Lawlor Title:
                                            Chairman and Chief Executive
                                                       Officer


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                          NAME                                                  TITLE                            DATE
                          ----                                                  -----                            ----

                 /s/ MATTHEW P. LAWLOR                    Chief Executive Officer and Chairman (Principal    June 2, 1999
--------------------------------------------------------  Executive Officer)
                   Matthew P. Lawlor

                 /s/ GEORGE E. NORTHUP*                   Senior Vice President, Chief Financial Officer     June 2, 1999
--------------------------------------------------------  (Principal Financial and Accounting Officer)
                   George E. Northup

                 /s/ THOMAS S. JOHNSON*                   Director                                           June 2, 1999
--------------------------------------------------------
                   Thomas S. Johnson

                /s/ JOSEPH J. SPALLUTO*                   Director                                           June 2, 1999
--------------------------------------------------------
                   Joseph J. Spalluto

                 /s/ DAVID A. O'CONNOR*                   Director                                           June 2, 1999
--------------------------------------------------------
                   David A. O'Connor

                /s/ BARRY F. FINGERHUT*                   Director                                           June 2, 1999
--------------------------------------------------------
                   Barry F. Fingerhut

                /s/ GEORGE M. MIDDLEMAS*                  Director                                           June 2, 1999
--------------------------------------------------------
                  George M. Middlemas

                  /s/ MICHAEL K. LEE*                     Director                                           June 2, 1999
--------------------------------------------------------
                     Michael K. Lee

                 /s/ MICHAEL H. HEATH*                    Director                                           June 2, 1999
--------------------------------------------------------
                    Michael H. Heath

               *By: /s/ MATTHEW P. LAWLOR                                                                    June 2, 1999
--------------------------------------------------------
                   Matthew P. Lawlor
                    Attorney-in-Fact